Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2012

Q2 2012 Financial Highlights

•	Revenue: $432.6 million

•	GAAP earnings per share: $0.14

•	Non-GAAP earnings per share: $0.53

MOUNTAIN VIEW, Calif. – May 23, 2012 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, today reported results for its second quarter of fiscal year 2012.

For the second quarter of fiscal year 2012, Synopsys reported revenue of $432.6 million, compared to $393.7 million for the second quarter of fiscal 2011, an increase of 10 percent.

“We delivered strong results in the second quarter, and are raising annual guidance to reflect both the robustness of our base business and the rapid integration of Magma,” said Aart de Geus, chairman and CEO of Synopsys. “Electronic design automation is the key technology that enables the development of electronics around the world. Synopsys is leading the way – with state-of-the-art products and support, and the vision and resources required to help take our customers to the next level of success.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2012 was $21.0 million, or $0.14 per share compared to $81.1 million, or $0.53 per share, for the second quarter of fiscal 2011. Net income for the second quarter of fiscal 2011 included a one-time $32.8 million, or $0.21 per share, tax benefit associated with a settlement with the IRS for audits for fiscal years 2006 through 2009. Net income for the second quarter of fiscal 2012 included $30.2 million of costs associated with the acquisition of Magma Design Automation.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2012 was $78.5 million, or $0.53 per share, compared to non-GAAP net income of $68.5 million, or $0.45 per share, for the second quarter of fiscal 2011.

Note that the second fiscal quarter financial targets provided by Synopsys on February 22, 2012 did not include the impact of the acquisition of Magma Design Automation. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2012. These targets do not include any future acquisition-related expenses that may be incurred in fiscal 2012. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2012 Targets:

•	Revenue: $440 million - $448 million

•	GAAP expenses: $371 million - $387 million

•	Non-GAAP expenses: $333 million - $343 million

•	Other income and expense: ($2) million - $0 million

•	Tax rate applied in non-GAAP net income calculations: approximately 26 percent

•	Fully diluted outstanding shares: 149 million - 153 million

•	GAAP earnings per share: $0.29 - $0.34

•	Non-GAAP earnings per share: $0.49 - $0.51

•	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2012 Targets:

•	Revenue: $1.740 billion - $1.760 billion

•	Other income and expense: $0 - $3 million

•	Tax rate applied in non-GAAP net income calculations: approximately 25 percent

•	Fully diluted outstanding shares: 148 million - 152 million

•	GAAP earnings per share: $1.04 - $1.16

•	Non-GAAP earnings per share: $2.03 - $2.07

•	Cash flow from operations: $320 million - $340 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including facilities restructuring charges and the effect of tax benefits from settlements with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable

GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Second Quarter Fiscal Year 2012 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2012 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
GAAP net income	$20,971	$81,114	$77,665	$129,340
Adjustments:
Amortization of intangible assets	28,604	18,664	45,513	35,647
Stock compensation	20,602	12,666	36,851	27,914
Acquisition-related costs	30,853	(1,616)	32,088	466
Facility restructuring charges	—	—	470	—
Tax benefit from IRS settlement	—	(32,782)	—	(32,782)
Tax adjustments	(22,532)	(9,511)	(31,759)	(23,733)

Non-GAAP net income	$78,498	$68,535	$160,828	$136,852

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2011	2012	2011
GAAP net income per share	$0.14	$0.53	$0.52	$0.84
Adjustments:
Amortization of intangible assets	0.19	0.12	0.31	0.23
Stock compensation	0.14	0.08	0.25	0.18
Acquisition-related costs	0.21	(0.01)	0.22	0.00
Facility restructuring charges	—	—	0.00	—
Tax benefit from IRS settlement	—	(0.21)	—	(0.21)
Tax adjustments	(0.15)	(0.06)	(0.22)	(0.15)

Non-GAAP net income per share	$0.53	$0.45	$1.08	$0.89

Shares used in calculation	149,297	152,593	148,259	153,198

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2012 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2012 (1)
	Low	High
Target GAAP expenses	$371,000	$387,000
Adjustments:
Estimated impact of amortization of intangible assets	(24,000)	(27,000)
Estimated impact of stock compensation	(14,000)	(17,000)

Target non-GAAP expenses	$333,000	$343,000

	Range for Three Months Ending July 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$0.29	$0.34
Adjustments:
Estimated impact of amortization of intangible assets	0.18	0.16
Estimated impact of stock compensation	0.11	0.09
Net non-GAAP tax adjustments	(0.09)	(0.08)

Target non-GAAP earnings per share	$0.49	$0.51

Shares used in non-GAAP calculation (midpoint of target range)	151,000	151,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2012 Targets

	Range for Fiscal Year Ending October 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$1.04	$1.16
Adjustments:
Estimated impact of amortization of intangible assets	0.66	0.62
Estimated impact of stock compensation	0.49	0.45
Acquisition-related costs	0.22	0.22
Facility restructuring charges	0.00	0.00
Net non-GAAP tax adjustments	(0.38)	(0.38)

Target non-GAAP earnings per share	$2.03	$2.07

Shares used in non-GAAP calculation (midpoint of target range)	150,000	150,000

(1)	Synopsys’ fiscal 2012 is a 53 week year ending on November 3, 2012. Synopsys’ third quarter ends on August 4, 2012. For presentation purposes, the periods refer to calendar months ending July 31 and October 31, 2012.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 248069, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter fiscal 2012 in August 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter fiscal year 2012 earnings call in August 2012, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2012 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal 2012 in its quarterly report on Form 10-Q to be filed by June 14, 2012.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements, including statements regarding projected financial results and financial objectives, and any statements regarding the impact of Synopsys’ acquisition of Magma Design Automation, Inc. (“Magma”), the expected effect of such acquisition on Synopsys’ financial results, benefits of such acquisition, and integration of Magma’s products and employees with those of Synopsys, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including the recent acquisition of Magma, and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•

the effect of Synopsys’ acquisition of Magma on Synopsys’ business, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	uncertainty in the growth of the semiconductor and electronics industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	the possibility of litigation;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending July 31, 2012, actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year, and cash flow from operations on a GAAP basis for fiscal year 2012 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs such as those arising from Synopsys’ acquisition of Magma, including amortization of intangible assets, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the first quarter ended January 31, 2012. Furthermore, Synopsys’ actual tax rates applied to income for the third quarter and fiscal year 2012 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the third quarter and fiscal year 2012 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2012	2011	2012	2011
Revenue:
Time-based license	$363,580	$318,762	$719,474	$614,371
Upfront license	22,333	25,014	50,845	51,549
Maintenance and service	46,648	49,894	87,738	92,394

Total revenue	432,561	393,670	858,057	758,314
Cost of revenue:
License	57,592	51,146	115,314	101,669
Maintenance and service	19,215	19,974	37,959	40,521
Amortization of intangible assets	23,699	14,908	37,087	28,143

Total cost of revenue	100,506	86,028	190,360	170,333

Gross margin	332,055	307,642	667,697	587,981
Operating expenses:
Research and development	151,230	123,169	284,105	243,909
Sales and marketing	108,836	99,562	204,240	178,886
General and administrative	49,948	29,470	83,787	59,335
Amortization of intangible assets	4,905	3,756	8,426	7,504

Total operating expenses	314,919	255,957	580,558	489,634

Operating income	17,136	51,685	87,139	98,347
Other income, net	6,353	5,574	10,179	11,244

Income before income taxes	23,489	57,259	97,318	109,591
Provision (benefit) for income taxes	2,518	(23,855)	19,653	(19,749)

Net income	$20,971	$81,114	$77,665	$129,340

Net income per share:
Basic	$0.14	$0.55	$0.54	$0.87

Diluted	$0.14	$0.53	$0.52	$0.84

Shares used in computing per share amounts:
Basic	145,948	148,461	144,877	148,738

Diluted	149,297	152,593	148,259	153,198

(1)	Synopsys’ second quarter of fiscal 2012 ended on May 5, 2012. For presentation purposes, we refer to a calendar month ending April 30. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2012	October 31, 2011
ASSETS:
Current assets:
Cash and cash equivalents	$796,594	$855,077
Short-term investments	—	148,997

Total cash, cash equivalents and short-term investments	796,594	1,004,074
Accounts receivable, net	236,314	203,124
Deferred income taxes	61,144	58,536
Income taxes receivable and prepaid taxes	28,858	25,545
Prepaid and other current assets	50,631	46,776

Total current assets	1,173,541	1,338,055
Property and equipment, net	157,792	159,517
Goodwill	1,630,415	1,289,286
Intangible assets, net	364,113	196,031
Long-term prepaid taxes	24,541	1,914
Long-term deferred income taxes	280,259	281,056
Other long-term assets	113,821	103,389

Total assets	$3,744,482	$3,369,248

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Short-term debt	$130,000	$—
Accounts payable and accrued liabilities	258,820	302,176
Accrued income taxes	8,329	4,993
Deferred revenue	676,068	703,555

Total current liabilities	1,073,217	1,010,724
Long-term debt	120,000	—
Long-term accrued income taxes	78,029	92,940
Other long-term liabilities	123,441	108,076
Long-term deferred revenue	59,819	56,208

Total liabilities	1,454,506	1,267,948
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 146,950 and 143,308 shares outstanding, respectively	1,470	1,433
Capital in excess of par value	1,574,056	1,521,327
Retained earnings	1,009,475	957,517
Treasury stock, at cost: 10,315 and 13,956 shares, respectively	(272,383)	(358,032)
Accumulated other comprehensive loss	(22,642)	(20,945)

Total stockholders’ equity	2,289,976	2,101,300

Total liabilities and stockholders’ equity	$3,744,482	$3,369,248

(1)	Synopsys’ second quarter of fiscal 2012 ended on May 5, 2012. For presentation purposes, we refer to a calendar month ending April 30. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$77,665	$129,340
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	74,862	64,998
Stock compensation	36,853	27,914
Allowance for doubtful accounts	452	723
Write-down of long-term investments	—	999
Gain on sale of investments	(349)	(50)
Deferred income taxes	10,033	(939)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(11,516)	(28,904)
Prepaid and other current assets	(3,442)	(8,848)
Other long-term assets	(8,128)	(11,658)
Accounts payable and other liabilities	(48,391)	(69,320)
Income taxes	(8,436)	(40,890)
Deferred revenue	(32,147)	(6,510)

Net cash provided by operating activities	87,456	56,855

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	166,132	63,648
Purchases of short-term investments	(18,179)	(49,435)
Purchases of property and equipment	(19,585)	(20,600)
Cash paid for acquisitions, net of cash acquired	(564,528)	(3,520)
Capitalization of software development costs	(1,539)	(1,512)

Net cash used in investing activities	(437,699)	(11,419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(1,888)	(1,310)
Proceeds from credit facility and term loan	250,000	—
Repayment of acquired debt	(21,156)	—
Issuances of common stock	111,180	108,843
Purchases of treasury stock	(40,000)	(234,985)

Net cash provided by (used in) financing activities	298,136	(127,452)
Effect of exchange rate changes on cash and cash equivalents	(6,376)	641

Net change in cash and cash equivalents	(58,483)	(81,375)
Cash and cash equivalents, beginning of the year	855,077	775,407

Cash and cash equivalents, end of the period	$796,594	$694,032

(1)	Synopsys’ second quarter of fiscal 2012 ended on May 5, 2012. For presentation purposes, we refer to a calendar month ending April 30. Synopsys’ first quarter of fiscal 2012 includes an extra week.